EXHIBIT 99.1

SYSCO REPORTS FOURTH QUARTER AND FISCAL YEAR 2017 RESULTS

HOUSTON, August 14, 2017 — Sysco Corporation (NYSE: SYY) today announced financial results for its 13-week fourth fiscal quarter and 52-week fiscal year 2017 ended July 1, 2017. In fiscal 2016, the fourth quarter included 14 weeks and the year included 53 weeks.1 In July 2016, the company completed the acquisition of the Brakes Group, a leading European foodservice distributor with operations in the United Kingdom, Ireland, France, Sweden, Spain, Belgium and Luxembourg.

Fourth Quarter Fiscal 2017 Highlights

•	Sales increased 5.7% to $14.4 billion; on a comparable 13-week basis, excluding Brakes, sales increased 3.4% to $13.1 billion

•	Gross profit increased 10.3% to $2.8 billion; gross margin increased 80 basis points to 19.14%; on a comparable 13-week basis, excluding Brakes, gross profit increased 4.2% to $2.4 billion and gross margin increased 14 basis points to 18.48%

•	Operating income increased 2.0% to $558 million; adjusted operating income increased 6.1% to $667 million; on a comparable 13-week basis, excluding Brakes, adjusted operating income increased 9.0% to $636 million

•	Earnings Per Share (EPS) increased $0.19 to $0.57; adjusted EPS increased $0.08 to $0.72; on a comparable 13-week basis, excluding Brakes, adjusted EPS increased $0.10 to $0.70

Fiscal 2017 Highlights

•	Sales increased 9.9% to $55.4 billion; on a comparable 52-week basis, excluding Brakes, sales increased 1.6% to $50.2 billion

•	Gross profit increased 16.8% to $10.6 billion; gross margin increased 112 basis points to 19.07%; on a comparable 52-week basis, excluding Brakes, gross profit increased 4.1% to $9.2 billion and gross margin increased 43 basis points to 18.37%

•	Operating income increased 11.0% to $2.1 billion; adjusted operating income increased 17.1% to $2.4 billion; on a comparable 52-week basis, excluding Brakes, adjusted operating income increased 12.4% to $2.2 billion

[1]	Earnings Per Share (EPS) and Adjusted EPS are shown on a diluted basis unless otherwise specified. Adjusted financial results exclude certain items, which primarily include restructuring, multiemployer pension withdrawal and merger-related costs. Results shown on a comparable 13 or 52 week basis are non-GAAP numbers and have been further adjusted to remove dollar amounts equal to 1/14 of the comparable fourth quarter non-GAAP results. Reconciliations of all non-GAAP measures are included in this release.

•	Earnings Per Share (EPS) increased $0.44 to $2.08; adjusted EPS increased $0.38 to $2.48; on a comparable 52-week basis, excluding Brakes, adjusted EPS increased $0.28 to $2.34

“Our fourth quarter financial results were strong and reflect the increasingly consistent execution of our customer-centric strategy,” said Bill DeLaney, Sysco’s chief executive officer. “I am very pleased with our overall performance in fiscal 2017 and, with the support of our 65,000 dedicated associates, we are well positioned to deliver disciplined, profitable, and sustainable growth as we move forward into 2018 and beyond.”

Fourth Quarter Fiscal 2017 Results

In fiscal 2017, the fourth quarter included 13 weeks and in fiscal 2016, the fourth quarter included 14 weeks.

U.S. Foodservice Operations

Sales for the fourth quarter were $9.8 billion, a decrease of 3.8% compared to last year; on a comparable 13-week basis, sales increased 3.6%. On a comparable 13-week basis, local case volume within U.S. Broadline operations grew 2.7% for the fourth quarter and total case volume grew 0.2%.

Gross profit decreased 3.4% to $2.0 billion; on a comparable 13-week basis, gross profit increased 4.0% and gross margin increased 9 basis points to 20.23%.

Operating expenses decreased $30 million, or 2.4%, compared to last year. Adjusted operating expenses decreased $64 million, or 5.2%, compared to last year; on a comparable 13-week basis, adjusted operating expenses increased 2.1%.

Operating income was $776 million, a decrease of $41 million, or 5.0%, compared to last year. Adjusted operating income was $811 million, a decrease of $6 million, or 0.8%, compared to last year; on a comparable 13-week basis, adjusted operating income increased 6.8%.

International Foodservice Operations

Sales for the fourth quarter were $2.7 billion, compared to $1.5 billion in the same period last year. Operating income was $63 million, an increase of $13 million, compared to last year. Adjusted operating income was $92 million, an increase of $35 million, compared to last year. The improvement in both sales and adjusted operating income is primarily attributable to the Brakes Group acquisition.

Fiscal 2017 Results

Fiscal 2017, ended July 1, 2017, included 52 weeks, and fiscal 2016, ended July 2, 2016, included 53 weeks.

U.S. Foodservice Operations

Sales for fiscal 2017 were $37.6 billion, a decrease of 0.5% compared to last year; on a comparable 52-week basis, sales increased 1.5%. On a comparable 52-week basis, local case volume within U.S. Broadline operations grew 2.4% for fiscal 2017 and total case volume grew 0.9%.

Gross profit increased 1.9% to $7.6 billion; on a comparable 52-week basis, gross profit increased 4.0% and gross margin increased 48 basis points to 20.09%.

Operating expenses increased $23 million, or 0.5%, compared to last year. Adjusted operating expenses decreased $9 million, or 0.2%, compared to last year; on a comparable 52-week basis, adjusted operating expenses increased 1.7%.

Operating income was $2.9 billion, an increase of $120 million, or 4.3%, compared to last year. Adjusted operating income was $2.9 billion, an increase of $152 million, or 5.5%, compared to last year; on a comparable 52-week basis, adjusted operating income increased 7.8%.

International Foodservice Operations

Sales for fiscal 2017 were $10.6 billion, compared to $5.4 billion in the same period last year. Operating income was $243 million, an increase of $66 million, compared to last year. Adjusted operating income was $346 million, an increase of $164 million, on a comparable 52-week basis. The significant improvement in both sales and operating income is primarily attributable to the Brakes Group acquisition.

Capital Spending and Cash Flow

Capital expenditures, net of proceeds from sales of plant and equipment, totaled $663 million for fiscal 2017, which was $159 million higher compared to last year, primarily due to the addition of Brakes.

Cash flow from operations was $2.2 billion for fiscal 2017, which was $309 million higher compared to last year. Free cash flow for fiscal 2017 was $1.6 billion, which was $150 million higher compared to last year. These changes were largely due to improved business performance, improved working capital, and favorable year-over-year comparisons due to the US Foods termination payment last year, offset by higher fiscal 2017 cash taxes due to prior year deductions related to the US Foods payment and a deferral from flood relief.

Conference Call & Webcast

Sysco will host a conference call to review the Company’s fourth quarter and fiscal 2017 financial results on Monday, August 14, 2017, at 10:00 a.m. Eastern. A live webcast of the call, accompanying slide presentation and a copy of this news release will be available online at investors.sysco.com.

Comparable Results on a 13-week/52-week Basis

	Fourth Quarter			Fiscal Year
			Excluding Brakes (4)			Excluding Brakes (4)
Financial Comparison:	July 1, 2017 (13 Weeks)	Change (13 vs. 14 weeks)	Change (13 vs. 13 weeks)	July 1, 2017 (52 Weeks)	Change (52 vs. 53 weeks)	Change (52 vs. 52 weeks)
Sales	$14.4 billion	5.7%	3.4%	$55.4 billion	9.9%	1.6%
Gross Profit	$2.8 billion	10.3%	4.2%	$10.6 billion	16.8%	4.1%
Gross Margin	19.14%	80 bps	14 bps	19.07%	112 bps	43 bps

GAAP:
Operating Expenses	$2.2 billion	12.6%		$8.5 billion	18.3%
Certain Items	$108.9 million	33.7%		$298.7 million	88.1%
Operating Income	$558.0 million	2.0%		$2.1 billion	11.0%
Operating Margin	3.87%	-14 bps		3.71%	3 bps
Net Earnings	$305.2 million	41.5%		$1.1 billion	20.3%
Diluted Earnings Per Share	$0.57	50.0%		$2.08	26.8%

Non-GAAP(1):
Operating Expenses	$2.1 billion	11.6%	2.6%	$8.2 billion	16.7%	1.7%
Operating Income	$666.8 million	6.1%	9.0%	$2.4 billion	17.1%	12.4%
Operating Margin	4.62%	2 bps	25 bps	4.25%	26 bps	42 bps
Net Earnings	$388.3 million	6.2%	11.6%	$1.4 billion	11.9%	8.0%
Diluted Earnings Per Share	$0.72	12.5%	15.5%	$2.48	18.1%	13.6%

Case Growth (2):
U.S. Broadline	0.2%			0.9%
Local	2.7%			2.4%

Sysco Brand Sales as a % of Cases: (3)
U.S. Broadline	37.8%		48 bps	37.4%		28 bps
Local	45.8%		73 bps	45.2%		62 bps

Note:

(1)	A reconciliation of non-GAAP measures is included in this release.
(2)	Case growth is reported on a 13 and 52 week basis, respectively.
(3)	Sysco Brand Sales are presented as a percentage of cases instead of sales for more relevant comparison.
(4)	Excluding certain items.

Individual components in the table above may not sum to the totals due to rounding.

About Sysco

Sysco is the global leader in selling, marketing and distributing food products to restaurants, healthcare and educational facilities, lodging establishments and other customers who prepare meals away from home. Its family of products also includes equipment and supplies for the foodservice and hospitality industries. With over 65,000 associates, the company operates approximately 300 distribution facilities worldwide and serves more than 500,000 customer locations. For fiscal 2017 that ended July 1, 2017, the company generated sales of more than $55 billion.

For more information, visit www.sysco.com or connect with Sysco on Facebook at www.facebook.com/SyscoCorporation or Twitter at https://twitter.com/Sysco. For important news and information regarding Sysco, visit the Investor Relations section of the company’s Internet home page at www.investors.sysco.com, which Sysco plans to use as a primary channel for publishing key information to its investors, some of which may contain material and previously non-public information. Investors should also follow us at www.twitter.com/SyscoStock and download the Sysco IR App, available on the iTunes App Store and the Google Play Market. In addition, investors should continue to review our news releases and filings with the SEC. It is possible that the information we disclose through any of these channels of distribution could be deemed to be material information.

Forward-Looking Statements

Statements made in this news release or in our earnings call for the fourth quarter of fiscal 2017 that look forward in time or that express management’s beliefs, expectations or hopes are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements reflect the views of management at the time such statements are made and are subject to a number of risks, uncertainties, estimates, and assumptions that may cause actual results to differ materially from current expectations. These statements include our outlook for fiscal 2018 and the future, our expectations regarding future growth, including further growth in Europe, and cash flow performance, our plans and expectations related to our three-year financial objectives, and the key levers for realizing these goals, expectations regarding gross profit growth and improved margins, our beliefs regarding the impact of productivity initiatives on our supply chain, our beliefs regarding the impact of commercial and administrative initiatives, our beliefs regarding the impact of our improved e-commerce capabilities, expectations regarding the improved capabilities of our sales force, expectations regarding the impact of using customer insights to drive product differentiation, expectations regarding growth of dividends, our beliefs regarding opportunities and performance in our international business in Canada, Latin America and Europe, which includes our Brakes Group business, statements regarding progress on the Brakes Group’s transformational efforts, expectations regarding the continuation of accelerated depreciation related to our revised business technology strategy, expectations regarding the benefits to be obtained from integrating our Ireland businesses, anticipated capital expenditures, and expectations regarding deflation and inflation trends. The success of our plans and expectations regarding our operating performance, including expectations regarding our three-year financial objectives, are subject to the general risks associated with our business, including the risks of interruption of supplies due to lack of long-term contracts, severe weather, crop conditions, work stoppages, intense competition, technology disruptions, dependence on large regional and national customers, inflation risks, the impact of fuel prices, adverse publicity, and labor issues. Risks and uncertainties also include risks impacting the economy generally, including the risks that the current general economic conditions will deteriorate, or consumer confidence in the economy or consumer spending, particularly on food-away-from-home, may decline. Market conditions may not improve. If sales from our locally managed customers do not grow at the same rate as sales from regional and national customers, our gross margins may decline. Our ability to meet our long-term strategic objectives depends largely on the success of our various business initiatives, including efforts related to revenue management, expense management, our digital e-commerce strategy and any efforts related to restructuring or the reduction of administrative costs. There are various risks related to these efforts, including the risk that these efforts may not provide the expected benefits in our anticipated time frame, if at all, and may prove costlier than expected; the risk that the actual costs of any initiatives may be greater or less than currently expected; and the risk of adverse effects to our business, results of operations and liquidity if past and future undertakings, and the associated changes to our business, do not prove to be cost effective or do not result in the cost savings and other benefits at the levels that we anticipate. Our plans related to and the timing of any initiatives are subject to change at any time based on management’s subjective evaluation of our overall business needs. If we are unable to realize the anticipated benefits from our efforts, we could become cost disadvantaged in the marketplace, and our competitiveness and our profitability could decrease. Capital expenditures may vary based on changes in business plans and other factors, including risks related to the implementation of various initiatives, the timing and successful completion of acquisitions, construction schedules and the possibility that other cash requirements could result in delays or cancellations of capital spending. Periods of high inflation, either overall or in certain product categories, can have a negative impact on us and our customers, as high food costs can reduce consumer spending in the food-away-from-home market, and may negatively impact our sales, gross profit, operating income and earnings, and periods of deflation can be difficult to manage effectively. Fluctuations in inflation and deflation, as well as fluctuations in the value of foreign currencies, are beyond our control and subject to broader market forces. Expanding into international markets presents unique challenges and risks, including compliance with local laws, regulations and customs and the impact of local political and economic conditions, including the impact of Brexit, and such expansion efforts, including our Brakes acquisition, may not be successful. Any business that we acquire, including the Brakes transaction, may not perform as expected, and we may not realize the anticipated benefits of our acquisitions. The Brakes Group acquisition will require a significant commitment of time and company resources, and realizing the anticipated benefits from the transaction may take longer than expected. Expectations regarding the financial statement impact of any acquisitions may change based on management’s subjective evaluation. Meeting our dividend target objectives depends on our level of earnings, available cash and the success of our various strategic initiatives. For a discussion of additional factors impacting Sysco’s business, see the company’s Annual Report on Form 10-K for the year ended July 2, 2016, and the company’s subsequent filings with the SEC, including the company’s Annual Report on Form 10-K for the year ended July 1, 2017, which we expect to file shortly with the SEC. Sysco does not undertake to update its forward-looking statements, except as required by applicable law.

Sysco Corporation and its Consolidated Subsidiaries

CONSOLIDATED RESULTS OF OPERATIONS (Unaudited)

(In Thousands, Except for Share and Per Share Data)

	13-Week Period Ended	14-Week Period Ended	52-Week Period Ended	53-Week Period Ended
	Jul. 1, 2017	Jul. 2, 2016	Jul. 1, 2017	Jul. 2, 2016
Sales	$14,421,045	$13,647,891	$55,371,139	$50,366,919
Cost of sales	11,661,455	11,145,053	44,813,632	41,326,447

Gross profit	2,759,590	2,502,838	10,557,507	9,040,472
Operating expenses	2,201,631	1,956,013	8,504,336	7,189,972

Operating income	557,959	546,825	2,053,171	1,850,500
Interest expense	76,020	74,305	302,878	306,146
Other expense (income), net	(1,586)	141,303	(15,937)	111,347

Earnings before income taxes	483,525	331,217	1,766,230	1,433,007
Income taxes	178,354	115,550	623,727	483,385

Net earnings	$305,171	$215,667	$1,142,503	$949,622

Net earnings:
Basic earnings per share	$0.57	$0.38	$2.10	$1.66
Diluted earnings per share	0.57	0.38	2.08	1.64

Average shares outstanding	534,137,743	562,924,016	543,496,816	573,057,406
Diluted shares outstanding	538,797,624	567,997,290	548,545,027	577,391,406

Dividends declared per common share	$0.33	$0.31	$1.30	$1.23

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Sysco Corporation and its Consolidated Subsidiaries

CONSOLIDATED BALANCE SHEETS (Unaudited)

(In Thousands, Except for Share Data)

	July 1, 2017	July 2, 2016
ASSETS
Current assets
Cash and cash equivalents	$869,502	$3,919,300
Accounts and notes receivable, less allowances of $31,059 and $37,880	4,012,393	3,380,971
Inventories	2,995,598	2,639,174
Prepaid expenses and other current assets	139,185	114,454
Prepaid income taxes	16,760	—

Total current assets	8,033,438	10,053,899
Plant and equipment at cost, less depreciation	4,377,302	3,880,442
Other assets
Goodwill	3,889,706	2,121,661
Intangibles, less amortization	1,069,272	207,461
Deferred income taxes	142,472	207,320
Other assets	249,804	251,021

Total other assets	5,351,254	2,787,463

Total assets	$17,761,994	$16,721,804

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
Notes payable	$3,938	$89,563
Accounts payable	3,971,112	2,935,982
Accrued expenses	1,576,221	1,289,312
Accrued income taxes	14,540	110,690
Current maturities of long-term debt	530,075	8,909

Total current liabilities	6,095,886	4,434,456
Other liabilities
Long-term debt	7,660,877	7,336,930
Deferred income taxes	167,054	26,942
Other long-term liabilities	1,373,822	1,368,482

Total other liabilities	9,201,753	8,732,354
Commitments and contingencies
Noncontrolling interest	82,839	75,386
Shareholders' equity
Preferred stock, par value $1 per share, Authorized 1,500,000 shares, issued none	—	—
Common stock, par value $1 per share, Authorized 2,000,000,000 shares, issued 765,174,900 shares	765,175	765,175
Paid-in capital	1,327,366	1,281,140
Retained earnings	9,447,755	9,006,138
Accumulated other comprehensive loss	(1,262,737)	(1,358,118)
Treasury stock at cost 235,135,699 and 205,577,484	(7,896,043)	(6,214,727)

Total shareholders' equity	2,381,516	3,479,608

Total liabilities and shareholders' equity	$17,761,994	$16,721,804

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Sysco Corporation and its Consolidated Subsidiaries

CONSOLIDATED BALANCE SHEETS (Unaudited)

(In Thousands, Except for Share Data)

	52-Week Period Ended	53-Week Period Ended
	July 1, 2017	July 2, 2016
Cash flows from operating activities:
Net earnings	$1,142,503	$949,622
Adjustments to reconcile net earnings to cash provided by operating activities:
Share-based compensation expense	83,883	79,466
Depreciation and amortization	901,992	662,710
Amortization of debt issuance and other debt-related costs	31,852	45,137
Loss on foreign exchange remeasurement	—	101,228
Loss on extinguishment of debt	—	86,460
Deferred income taxes	(51,846)	93,871
Provision for losses on receivables	20,672	20,372
Other non-cash items	6,704	23,347
Additional changes in certain assets and liabilities, net of effect of businesses acquired:
Decrease (increase) in receivables	46,454	(27,311)
(Increase) decrease in inventories	(113,647)	66,937
Decrease (increase) in prepaid expenses and other current assets	8,158	(8,468)
Increase in accounts payable	362,236	23,863
(Decrease) in accrued expenses	(28,422)	(178,275)
(Decrease) increase in accrued income taxes	(74,590)	231,542
(Increase) in other assets	(36,449)	(6,639)
(Decrease) in other long-term liabilities	(18,629)	(196,190)
Excess tax benefits from share-based compensation arrangements	(38,983)	(34,530)

Net cash provided by operating activities	2,241,888	1,933,142

Cash flows from investing activities:
Additions to plant and equipment	(686,378)	(527,346)
Proceeds from sales of plant and equipment	23,715	23,511
Acquisition of businesses, net of cash acquired	(2,921,798)	(219,218)
Decrease in restricted cash	—	168,274
Purchase of foreign currency options	—	(103,501)
Proceeds from the sale of foreign currency options	—	57,452

Net cash used for investing activities	(3,584,461)	(600,828)

Cash flows from financing activities:
Bank and commercial paper borrowings (repayments), net	119,700	—
Other debt borrowings	767,216	5,134,709
Other debt repayments	(143,664)	(126,797)
Senior note redemption repayments	—	(5,050,000)
Debt issuance costs	(8,599)	(39,676)
Cash paid for settlement of cash flow hedge	—	(6,134)
Cash received from the termination of interest rate swap agreements	—	14,496
Proceeds from stock option exercises	204,805	282,455
Accelerated share and treasury stock purchases	(1,886,121)	(1,949,445)
Dividends paid	(698,647)	(698,869)
Excess tax benefits from share-based compensation arrangements	38,983	34,530

Net cash used for financing activities	(1,606,327)	(2,404,731)

Effect of exchange rates on cash	(100,949)	(138,327)

Net decrease in cash and cash equivalents	(3,049,849)	(1,210,744)
Cash and cash equivalents at beginning of period	3,919,351	5,130,044

Cash and cash equivalents at end of period	$869,502	$3,919,300

Supplemental disclosures of cash flow information:
Cash paid during the period for:
Interest	$285,025	$200,174
Income taxes	761,384	180,565

Sysco Corporation and its Consolidated Subsidiaries

Non-GAAP Reconciliation (Unaudited)

Impact of Certain Items and Brakes

Sysco’s results of operations are impacted by restructuring costs consisting of (1) expenses associated with our revised business technology strategy announced in fiscal 2016, as a result of which we recorded accelerated depreciation on our existing system and incurred costs to convert to a modernized version of our established platform, (2) professional fees related to our three-year strategic plan, (3) restructuring expenses within our Brakes Group operations, (4) severance charges related to restructuring, (5) facility closure costs, and (6) business technology transformation costs. Our results of operations are also impacted by the following acquisition-related items: (1) intangible amortization expense; (2) transaction costs; and (3) integration costs. All acquisition-related costs in fiscal 2017 that have been excluded relate to the Brakes acquisition. Sysco’s results of operations are also impacted by multi-employer pension (MEPP) withdrawal charges. Fiscal 2016 acquisition-related costs, however, include (1) expenses associated with our revised business technology strategy announced in fiscal 2016, as a result of which we recorded accelerated depreciation on our existing system and incurred costs to convert to a modernized version of our established platform, (2) professional fees related to our three-year strategic plan, (3) Brakes related acquisition costs, (4) termination costs in connection with the merger that had been proposed with US Foods, Inc. (US Foods), (5) severance charges related to restructuring, (6) facility closure costs, and (7) financing costs related to the Brakes acquisition and senior notes that were issued in fiscal 2015 to fund the proposed US Foods merger. These senior notes were redeemed in the first quarter of fiscal 2016, triggering a redemption loss of $86.5 million, and we incurred interest on these notes through the redemption date. Fiscal 2016 also includes losses on foreign currency remeasurement and hedging. The Brakes acquisition also resulted in non-recurring tax expense in fiscal 2017, primarily from non-deductible transaction costs. These fiscal 2017 and fiscal 2016 items are collectively referred to as “Certain Items.”

Management believes that adjusting its operating expenses, operating income, operating margin as a percentage of sales, interest expense, net earnings and diluted earnings per share to remove these Certain Items provides an important perspective with respect to our underlying business trends and results and provides meaningful supplemental information to both management and investors that (1) is indicative of the performance of the company’s underlying operations and facilitates comparisons on a year-over-year basis and (2) removes those items that are difficult to predict and are often unanticipated, and which as a result, are difficult to include in analysts’ financial models and our investors’ expectations with any degree of specificity.

Sysco’s fiscal year ends on the Saturday nearest to June 30th. This resulted in a 52-week year ending June 27, 2017 for fiscal 2017 and a 53-week year ending July 2, 2016 for fiscal 2016. Because the fourth quarter of fiscal 2016 contained an additional week as compared to fiscal 2017, our Consolidated Results of Operations for fiscal 2017, and any related case growth metrics, are not directly comparable to the prior year. Management believes that adjusting the fiscal 2016 results for the estimated impact of the additional week provides more comparable financial results on a year-over-year basis. As a result, the case growth and operating metrics for fiscal 2017 presented in the table below reflect a comparison to fiscal 2016 as adjusted by one-fourteenth of the total metric for the fourth quarter. Failure to make these adjustments causes the year-over-year changes in these metrics to be understated.

Although Sysco has a history of growth through acquisitions, the Brakes Group is significantly larger than the companies historically acquired by Sysco, with a proportionately greater impact on Sysco’s consolidated financial statements. Accordingly, Sysco is excluding from its non-GAAP financial measures for the relevant period solely those acquisition costs specific to the Brakes acquisition. We believe this approach significantly enhances the comparability of Sysco’s results for fiscal 2017 and fiscal 2016. Also, given the significance of the Brakes acquisition, management believes that presenting Sysco’s financial measures, excluding the Brakes Group operating results (including for this purpose Brakes financing costs, which are not included in the Brakes Group GAAP operating results and are also not Certain Items), enhances comparability of the period over period financial performance of Sysco’s legacy business and allows investors to more effectively measure Sysco’s progress against the financial goals under Sysco’s three year strategic plan.

Set forth below is a reconciliation of sales, operating expenses, operating income, interest expense, net earnings and diluted earnings per share to adjusted results for these measures for the periods presented. Individual components of diluted earnings per share may not add to the total presented due to rounding. Adjusted diluted earnings per share is calculated using adjusted net earnings divided by diluted shares outstanding.

Sysco Corporation and its Consolidated Subsidiaries

Non-GAAP Reconciliation (Unaudited)

Impact of extra week, Certain Items and Brakes

(In Thousands, Except for Share and Per Share Data)

	13-Week Period Ended July 1, 2017	14-Week Period Ended July 2, 2016	Period Change in Dollars	Period %/bps Change
Sales	$14,421,045	$13,647,891	$773,154	5.7%
Impact of Brakes	(1,318,642)	—	(1,318,642)	NM
Less 1 week fourth quarter sales	—	(974,849)	974,849	NM

Comparable sales using a 13 week basis and excluding the impact of Brakes (Non-GAAP)	$13,102,403	$12,673,042	$429,361	3.4%

Gross profit	$2,759,590	$2,502,838	$256,752	10.3%
Impact of Brakes	(338,721)	—	(338,721)	NM
Less 1 week fourth quarter sales	—	(178,774)	178,774	NM

Comparable gross profit using a 13 week basis and excluding the impact of Brakes (Non-GAAP)	$2,420,869	$2,324,064	$96,805	4.2%

Gross margin	19.14%	18.34%		80 bps
Impact of Brakes	0.66%	0%		66 bps
Less 1 week fourth quarter sales	0%	0%		0 bps

Comparable gross margin using a 13 week basis and excluding the impact of Brakes (Non-GAAP)	18.48%	18.34%		14 bps

Operating expenses (GAAP)	$2,201,631	$1,956,013	$245,618	12.6%
Impact of MEPP charge	(35,600)	—	(35,600)	NM
Impact of restructuring costs (1)	(42,573)	(56,220)	13,647	-24.3%
Impact of acquisition-related costs (2)	(30,697)	(25,212)	(5,485)	21.8%

Operating expenses adjusted for certain items (Non-GAAP)	$2,092,761	$1,874,581	$218,180	11.6%
Impact of Brakes	(332,874)	—	(332,874)	NM
Impact of Brakes restructuring costs (3)	3,938	—	3,938	NM
Impact of Brakes acquisition-related costs (2)	21,435	—	21,435	NM
Less 1 week fourth quarter operating expenses	—	(133,899)	133,899	-100.0%

Operating expenses adjusted for certain items, extra week and excluding the impact of Brakes (Non-GAAP)	$1,785,260	$1,740,682	$44,578	2.6%

Operating income (GAAP)	$557,959	$546,825	$11,134	2.0%
Impact of MEPP charge	35,600	—	35,600	NM
Impact of restructuring costs (1)	42,573	56,220	(13,647)	-24.3%
Impact of acquisition-related costs (2)	30,697	25,212	5,485	21.8%

Operating income adjusted for certain items (Non-GAAP)	$666,829	$628,257	$38,572	6.1%
Impact of Brakes	(5,847)	—	(5,847)	NM
Impact of Brakes restructuring costs (3)	(3,938)	—	(3,938)	NM
Impact of Brakes acquisition-related costs (2)	(21,435)	—	(21,435)	NM
Less 1 week fourth quarter operating income	—	(44,876)	44,876	NM

Operating income adjusted for certain items, extra week and excluding the impact of Brakes (Non-GAAP)	$635,609	$583,381	$52,228	9.0%

Operating margin (GAAP)	3.87%	4.01%		-14 bps
Operating margin excluding Certain Items (Non-GAAP)	4.62%	4.60%		2 bps
Operating margin excluding Certain Items, Extra Week and Brakes (Non-GAAP)	4.85%	4.60%		25 bps

Interest expense (GAAP)	$76,020	$74,305	$1,715	2.3%
Impact of acquisition financing costs	—	(18,660)	18,660	NM

Interest expense adjusted for certain items (Non-GAAP)	76,020	55,645	20,375	36.6%
Less 1 week fourth quarter interest expense	—	(3,975)	3,975	-100.0%

Interest expense adjusted for certain items and extra week (Non-GAAP)	$76,020	$51,670	$24,350	47.1%

Other (income) expense	(1,586)	141,303	(142,889)	-101.1%
Impact of foreign currency remeasurement and hedging	—	(146,950)	146,950	-100.0%

Other (income) expense adjusted for certain items (Non-GAAP)	(1,586)	(5,647)	4,061	-71.9%
Less 1 week fourth quarter other (income) expense	—	403	(403)	-100.0%

Other (income) expense adjusted for certain items and extra week (Non-GAAP)	(1,586)	$(5,244)	$3,658	-69.8%

Sysco Corporation and its Consolidated Subsidiaries

Non-GAAP Reconciliation (Unaudited)

Impact of extra week, Certain Items and Brakes

(In Thousands, Except for Share and Per Share Data)

	13-Week Period Ended July 1, 2017	14-Week Period Ended July 2, 2016	Period Change in Dollars	Period % /bps Change
Net earnings (GAAP)	$305,171	$215,667	$89,504	41.5%
Impact of MEPP charge	35,600	—	35,600	NM
Impact of restructuring cost (1)	42,573	56,220	(13,647)	-24.3%
Impact of acquisition-related costs (2)	30,697	25,212	5,485	21.8%
Impact of acquisition financing costs	—	18,660	(18,660)	NM
Impact of foreign currency remeasurement and hedging	—	146,950	(146,950)	NM
Tax Impact of MEPP charge	(12,900)		(12,900)	NM
Tax impact of restructuring cost (5)	(13,299)	(22,083)	8,784	-39.8%
Tax impact of acquisition-related costs (5)	461	(9,903)	10,364	NM
Tax impact of acquisition financing costs (5)	—	(7,330)	7,330	NM
Tax impact of foreign currency remeasurement and hedging	—	(57,722)	57,722	NM

Net earnings adjusted for certain items (Non-GAAP)	$388,303	$365,671	$22,632	6.2%
Impact of Brakes	6,758	—	6,758	NM
Impact of Brakes restructuring costs (3)	(4,639)	—	(4,639)	NM
Impact of Brakes acquisition-related costs (2)	(25,251)	—	(25,251)	NM
Impact of interest expense on debt issued for the Brakes acquisition (6)	23,014	—	23,014	NM
Tax impact of interest expense on debt issued for the Brakes acquisition (5)	(9,147)	—	(9,147)	NM
Less 1 week fourth quarter net earnings	—	(26,119)	(9,733)	NM

Net earnings adjusted for certain items, extra week and excluding the impact of Brakes (Non-GAAP)	$379,038	$339,552	$39,486	11.6%

Diluted earnings per share (GAAP)	$0.57	$0.38	$0.19	50.0%
Impact of MEPP charge	0.07	—	0.07	NM
Impact of restructuring costs (1)	0.08	0.10	(0.02)	-20.0%
Impact of acquisition-related costs (2)	0.06	0.04	0.02	50.0%
Impact of acquisition financing costs	—	0.03	(0.03)	NM
Impact of foreign currency remeasurement and hedging	—	0.26	(0.26)	NM
Tax Impact of MEPP charge	(0.02)	—	(0.02)	NM
Tax impact of restructuring cost (5)	(0.02)	(0.04)	0.02	-50.0%
Tax impact of acquisition-related costs (5)	—	(0.02)	0.02	NM
Tax impact of acquisition financing costs (5)	—	(0.01)	0.01	NM
Tax impact of foreign currency remeasurement and hedging	—	(0.10)	0.10	NM

Diluted EPS adjusted for certain items (Non-GAAP) (4)	$0.72	$0.64	$0.08	12.5%
Impact of Brakes	(0.01)	—	(0.01)	NM
Impact of Brakes restructuring costs (3)	(0.01)	—	(0.01)	NM
Impact of Brakes acquisition-related costs (2)	(0.05)	—	(0.05)	NM
Impact of interest expense on debt issued for the Brakes acquisition (6)	0.05	—	0.05	NM
Tax impact of interest expense on debt issued for the Brakes acquisition (5)	(0.01)	—	(0.01)	NM
Less 1 week impact of fourth quarter diluted earnings per share	—	(0.05)	0.05	NM

Diluted EPS adjusted for certain items, extra week and excluding the impact of Brakes (Non-GAAP) (4)	$0.70	$0.60	$0.10	15.5%

Diluted shares outstanding	538,797,624	567,997,290

(1)	Includes $28 million in accelerated depreciation associated with our revised business technology strategy and $11 million related to restructuring expenses within our Brakes operations, costs to convert to legacy systems in conjuction with our revised business technology strategy, severance charges related to restructuring and professional fees on 3-year financial objectives.

(2)	Fiscal 2017 includes $20 million related to intangible amortization expense from the Brakes acquisition, which is included in the results of Brakes and $9 million in transaction costs. Fiscal 2016 includes US Foods merger termination costs.

(3)	Includes Brakes acquisition restructuring charges.

(4)	Individual components of diluted earnings per share may not add to the total presented due to rounding. Total diluted earnings per share is calculated using adjusted net earnings divided by diluted shares outstanding.

(5)	The tax impact of adjustments for Certain Items are calculated by multiplying the pretax impact of each Certain Item by the statutory rates in effect for each jurisdiction where the Certain Item was incurred.

(6)	Sysco Corporation issued debt to fund the Acquisition. The interest expense arising from the debt issued is attributed to the incremental impact of Brakes operating results, even though it is not a direct obligation of the Brakes Group and is not considered a Certain Item.

NM	represents that the percentage change is not meaningful.

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Sysco Corporation and its Consolidated Subsidiaries

Non-GAAP Reconciliation (Unaudited)

Impact of extra week, Certain Items and Brakes

(In Thousands, Except for Share and Per Share Data)

	52-Week Period Ended Jul. 1, 2017	53-Week Period Ended Jul. 2, 2016	Period Change in Dollars	Period %/bps Change
Sales	$55,371,139	$50,366,919	$5,004,220	9.9%
Impact of Brakes	(5,170,787)	—	(5,170,787)	NM
Less 1 week fourth quarter sales	—	(974,849)	974,849	NM

Comparable sales using a 52 week basis and excluding the impact of Brakes (Non-GAAP)	$50,200,352	$49,392,070	$808,282	1.6%

Gross profit	$10,557,507	$9,040,472	$1,517,035	16.8%
Impact of Brakes	(1,333,852)	—	(1,333,852)	NM
Less 1 week fourth quarter sales	—	(178,774)	178,774	NM

Comparable gross profit using a 52 week basis and excluding the impact of Brakes (Non-GAAP)	$9,223,655	$8,861,698	$361,957	4.1%

Gross margin	19.07%	17.95%		112 bps
Impact of Brakes	0.69%	0%		69 bps
Less 1 week fourth quarter sales	0%	0.01%		-1 bps

Comparable gross margin using a 52 week basis and excluding the impact of Brakes (Non-GAAP)	18.37%	17.94%		43 bps

Operating expenses (GAAP)	$8,504,336	$7,189,972	$1,314,364	18.3%
Impact of MEPP charge	(35,600)	—	(35,600)	NM
Impact of restructuring costs (1)	(161,011)	(123,134)	(37,877)	30.8%
Impact of acquisition-related costs (2)	(102,049)	(35,614)	(66,434)	NM

Operating expenses adjusted for certain items (Non-GAAP)	$8,205,676	$7,031,224	$1,174,452	16.7%
Impact of Brakes	(1,282,800)	—	(1,282,800)	NM
Impact of Brakes restructuring costs (3)	13,732	—	13,732	NM
Impact of Brakes acquisition-related costs (2)	78,273	—	78,273	NM
Less 1 week fourth quarter operating expenses	—	(133,899)	133,899	NM

Operating expenses adjusted for certain items, extra week and excluding the impact of Brakes (Non-GAAP)	$7,014,881	$6,897,325	$117,556	1.7%

Operating income (GAAP)	$2,053,171	$1,850,500	$202,671	11.0%
Impact of MEPP charge	35,600	—	35,600	NM
Impact of restructuring costs (1)	161,011	123,134	37,877	30.8%
Impact of acquisition-related costs (2)	102,049	35,614	66,434	NM

Operating income adjusted for certain items (Non-GAAP)	$2,351,831	$2,009,248	$342,583	17.1%
Impact of Brakes	(51,053)	—	(51,053)	NM
Impact of Brakes restructuring costs (3)	(13,732)	—	(13,732)	NM
Impact of Brakes acquisition-related costs (2)	(78,273)	—	(78,273)	NM
Less 1 week fourth quarter operating income	—	(44,876)	44,876	NM

Operating income adjusted for certain items, extra week and excluding the impact of Brakes (Non-GAAP)	$2,208,773	$1,964,372	$244,401	12.4%

Operating margin (GAAP)	3.71%	3.67%		3 bps
Operating margin excluding Certain Items (Non-GAAP)	4.25%	3.99%		26 bps
Operating margin excluding Certain Items, Extra Week and Brakes (Non-GAAP)	4.40%	3.98%		42 bps

Interest expense (GAAP)	$302,878	$306,146	$(3,268)	-1.1%
Impact of acquisition financing costs	—	(123,990)	123,990	NM

Interest expense adjusted for certain items (Non-GAAP)	$302,878	$182,156	$120,722	66.3%
Less 1 week fourth quarter interest expense	—	(3,975)	3,975	NM

Interest expense adjusted for certain items and extra week (Non-GAAP)	$302,878	$178,181	$124,697	70.0%

Other (income) expense	$(15,937)	$111,347	$(127,284)	NM
Impact of foreign currency remeasurement and hedging	—	(146,950)	146,950	NM

Other (income) expense adjusted for certain items (Non-GAAP)	(15,937)	(35,603)	19,666	-55.2%
Less 1 week fourth quarter other (income) expense	—	403	(403)	NM

Other (income) expense adjusted for certain items and extra week (Non-GAAP)	$(15,937)	$(35,200)	$19,263	-54.7%

Sysco Corporation and its Consolidated Subsidiaries

Non-GAAP Reconciliation (Unaudited)

Impact of extra week, Certain Items and Brakes

(In Thousands, Except for Share and Per Share Data)

	52-Week Period Ended Jul. 1, 2017	53-Week Period Ended Jul. 2, 2016	Period Change in Dollars	Period %/bps Change
Net earnings (GAAP)	$1,142,503	$949,622	$192,881	20.3%
Impact of MEPP charge	35,600	—	35,600	NM
Impact of restructuring cost (1)	161,011	123,134	37,877	30.8%
Impact of acquisition-related costs (2)	102,049	35,614	66,435	NM
Impact of acquisition financing costs	—	123,990	(123,990)	NM
Impact of foreign currency remeasurement and hedging	—	146,950	(146,950)	NM
Tax Impact of MEPP charge	(11,903)	—	(11,903)	NM
Tax impact of restructuring cost (5)	(51,184)	(47,333)	(3,851)	8.1%
Tax impact of acquisition-related costs (5)	(19,003)	(13,690)	(5,313)	38.8%
Tax impact of acquisition financing costs (5)	—	(47,662)	47,662	NM
Tax impact of foreign currency remeasurement and hedging	—	(56,488)	56,488	NM

Net earnings adjusted for certain items (Non-GAAP)	$1,359,073	$1,214,137	$144,936	11.9%
Impact of Brakes	(46,988)	—	(46,988)	NM
Impact of Brakes restructuring costs (3)	(11,794)	—	(11,794)	NM
Impact of Brakes acquisition-related costs (2)	(67,221)	—	(67,221)	NM
Impact of interest expense on debt issued for the Brakes acquisition (6)	83,633	—	83,633	NM
Tax impact of interest expense on debt issued for the Brakes acquisition (5)	(33,880)	—	(33,880)	NM
Less 1 week fourth quarter net earnings	—	(26,119)	26,119	NM

Net earnings adjusted for certain items, extra week and excluding the impact of Brakes (Non-GAAP)	$1,282,823	$1,188,018	$94,805	8.0%
Diluted earnings per share (GAAP)	$2.08	$1.64	$0.44	26.8%
Impact of MEPP charge	0.06	—	0.06	NM
Impact of restructuring costs (1)	0.29	0.21	0.08	38.1%
Impact of acquisition-related costs (2)	0.19	0.06	0.13	NM
Impact of acquisition financing costs	—	0.21	(0.21)	NM
Impact of foreign currency remeasurement and hedging	—	0.25	(0.25)	NM
Tax Impact of MEPP charge	(0.02)	—	(0.02)	NM
Tax impact of restructuring cost (5)	(0.09)	(0.08)	(0.01)	12.5%
Tax impact of acquisition-related costs (5)	(0.03)	(0.02)	(0.01)	50.0%
Tax impact of acquisition financing costs (5)	—	(0.08)	0.08	NM
Tax impact of foreign currency remeasurement and hedging	—	(0.10)	0.10	NM

Diluted EPS adjusted for certain items (Non-GAAP) (4)	$2.48	$2.10	$0.38	18.1%
Impact of Brakes	(0.09)	—	(0.09)	NM
Impact of Brakes restructuring costs (3)	(0.02)	—	(0.02)	NM
Impact of Brakes acquisition-related costs (2)	(0.12)	—	(0.12)	NM
Impact of interest expense on debt issued for the Brakes acquisition (6)	0.15	—	0.15	NM
Tax impact of interest expense on debt issued for the Brakes acquisition (5)	(0.06)	—	(0.06)	NM
Less 1 week impact of fourth quarter diluted earnings per share	—	(0.05)	0.05	NM

Diluted EPS adjusted for certain items, extra week and excluding the impact of Brakes (Non-GAAP) (4)	$2.34	$2.06	$0.28	13.6%

Diluted shares outstanding	548,545,027	577,391,406

(1)	Includes $111 million in accelerated depreciation associated with our revised business technology strategy and $46 million related to professional fees on 3-year financial objectives, restructuring expenses within our Brakes operations, costs to convert to legacy systems in conjuction with our revised business technology strategy and severance charges related to restructuring.

(2)	Fiscal 2017 includes $76 million related to intangible amortization expense from the Brakes acquisition, which is included in the results of Brakes and $24 million in transaction costs. Fiscal 2016 includes US Foods merger termination costs.

(3)	Includes Brakes acquisition restructuring charges.

(4)	Individual components of diluted earnings per share may not add to the total presented due to rounding. Total diluted earnings per share is calculated using adjusted net earnings divided by diluted shares outstanding.

(5)	The tax impact of adjustments for Certain Items are calculated by multiplying the pretax impact of each Certain Item by the statutory rates in effect for each jurisdiction where the Certain Item was incurred. The adjustments also include $7 million in non-deductible transaction costs and $4 million in other one-time costs related to the Brakes acquisition.

(6)	Sysco Corporation issued debt to fund the Acquisition. The interest expense arising from the debt issued is attributed to the incremental impact of Brakes operating results, even though it is not a direct obligation of the Brakes Group and is not considered a Certain Item.

NM	represents that the percentage change is not meaningful.

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Sysco Corporation and its Consolidated Subsidiaries

Non-GAAP Reconciliation (Unaudited)

Impact of extra week, Certain Items and Brakes

(In Thousands, Except for Share and Per Share Data)

	13-Week Period Ended	14-Week Period Ended	Period Change in Dollars	Period %/bps Change
	Jul. 1, 2017	Jul. 2, 2016
U.S. Foodservice Operations

Sales (GAAP)	$9,804,969	$10,195,775	$(390,806)	-3.8%
Less 1 week fourth quarter sales	—	(728,270)	728,270	NM

Comparable sales using a 13 week basis (Non-GAAP)	$9,804,969	$9,467,506	$337,464	3.6%

Gross Profit (GAAP)	$1,984,028	$2,054,413	$(70,385)	-3.4%
Less 1 week fourth quarter gross profit	—	(146,744)	146,744	NM

Comparable gross profit using a 13 week basis (Non-GAAP)	$1,984,028	$1,907,669	$76,359	4.0%

Gross Margin (GAAP)	20.23%	20.15%		9 bps
Less 1 week fourth quarter gross margin	0%	0%		0 bps

Comparable gross margin using a 13 week basis (Non-GAAP)	20.23%	20.15%		9 bps

Operating expenses (GAAP)	$1,208,178	$1,237,692	$(29,514)	-2.4%
Impact of MEPP charge	(35,600)	—	(35,600)	NM
Impact of restructuring costs	—	(1,175)	1,175	NM

Operating expenses adjusted for certain items (Non-GAAP)	$1,172,578	$1,236,517	$(63,939)	-5.2%
Less 1 week fourth quarter operating expenses	—	(88,323)	88,323	NM

Operating expenses adjusted for extra week (Non-GAAP)	$1,172,578	$1,148,194	$24,384	2.1%

Operating income (GAAP)	$775,850	$816,721	$(40,871)	-5.0%
Impact of MEPP charge	35,600	—	35,600	NM
Impact of restructuring costs	—	1,175	(1,175)	NM

Operating income adjusted for certain items (Non-GAAP)	$811,450	$817,896	$(6,446)	-0.8%
Less 1 week fourth quarter operating income	—	(58,421)	58,421	NM

Operating income adjusted for extra week (Non-GAAP)	$811,450	$759,475	$51,975	6.8%

International Foodservice Operations

Sales (GAAP)	$2,730,263	$1,513,361	$1,216,902	80.4%
Gross Profit (GAAP)	584,451	261,600	322,851	123.4%
Gross Margin (GAAP)	21.41%	17.29%		412 bps
Operating expenses (GAAP)	$521,659	$211,594	$310,065	NM
Impact of restructuring costs (1)	(8,031)	(6,808)	(1,223)	18.0%
Impact of acquisition-related costs (2)	(21,435)	—	(21,435)	NM

Operating expenses adjusted for certain items (Non-GAAP)	$492,193	$204,786	$287,407	NM

Operating income (GAAP)	$62,792	$50,006	$12,786	25.6%
Impact of restructuring costs (1)	8,031	6,808	1,223	18.0%
Impact of acquisition-related costs (2)	21,435	—	21,435	NM

Operating income adjusted for certain items (Non-GAAP)	$92,258	$56,814	$35,444	62.4%

SYGMA
Sales (GAAP)	$1,618,485	$1,652,222	$(33,737)	-2.0%
Gross Profit (GAAP)	123,267	119,214	4,053	3.4%
Gross Margin (GAAP)	7.62%	7.22%		40 bps
Operating expenses (GAAP)	$115,375	$111,871	$3,504	3.1%
Operating income (GAAP)	$7,892	$7,343	$549	7.5%

Sysco Corporation and its Consolidated Subsidiaries

Non-GAAP Reconciliation (Unaudited)

Impact of extra week and Certain Items

(In Thousands, Except for Share and Per Share Data)

	13-Week Period Ended	14-Week Period Ended	Period Change in Dollars	Period %/bps Change
	Jul. 1, 2017	Jul. 2, 2016
Other
Sales (GAAP)	$267,328	$286,533	$(19,205)	-6.7%
Gross Profit (GAAP)	72,933	69,072	3,861	5.6%
Gross Margin (GAAP)	27.28%	24.11%		318 bps
Operating expenses (GAAP)	$70,526	$60,252	$10,274	17.1%
Impact of restructuring costs	—	(52)	52	NM

Operating expenses adjusted for certain items (Non-GAAP)	$70,526	$60,200	$10,326	17.2%

Operating income (GAAP)	$2,407	$8,820	$(6,413)	-72.7%
Impact of restructuring costs	—	52	(52)	NM

Operating income adjusted for certain items (Non-GAAP)	$2,407	$8,872	$(6,465)	-72.9%

Corporate

Gross Profit (GAAP)	$(5,089)	$(1,461)	$(3,628)	248.3%

Operating expenses (GAAP)	$285,893	$334,604	$(48,711)	-14.6%
Impact of restructuring costs (3)	(34,542)	(48,185)	13,643	-28.3%
Impact of acquisition-related costs (4)	(9,261)	(25,212)	15,951	-63.3%

Operating expenses adjusted for certain items (Non-GAAP)	$242,090	$261,207	$(19,117)	-7.3%

Operating income (GAAP)	$(290,982)	$(336,065)	$45,083	-13.4%
Impact of restructuring costs (3)	34,542	48,185	(13,643)	-28.3%
Impact of acquisition-related costs (4)	9,261	25,212	(15,951)	-63.3%

Operating income adjusted for certain items (Non-GAAP)	$(247,179)	$(262,668)	$15,489	-5.9%

Total Sysco
Sales (GAAP)	$14,421,045	$13,647,891	$773,154	5.7%
Gross Profit (GAAP)	2,759,590	2,502,838	256,752	10.3%
Gross Margin (GAAP)	19.14%	18.34%		80 bps

Operating expenses (GAAP)	$2,201,631	$1,956,013	$245,618	12.6%
Impact of MEPP charge	(35,600)	—	(35,600)	NM
Impact of restructuring costs (1) (3)	(42,573)	(56,220)	13,647	-24.3%
Impact of acquisition-related costs (2) (4)	(30,697)	(25,212)	(5,485)	21.8%

Operating expenses adjusted for certain items (Non-GAAP)	$2,092,761	$1,874,581	$218,180	11.6%

Operating income (GAAP)	$557,959	$546,825	$11,134	2.0%
Impact of MEPP charge	35,600	—	35,600	NM
Impact of restructuring costs (1) (3)	42,573	56,220	(13,647)	-24.3%
Impact of acquisition-related costs (2) (4)	30,697	25,212	5,485	21.8%

Operating income adjusted for certain items (Non-GAAP)	$666,829	$628,257	$38,572	6.1%

(1)	Fiscal 2017 includes Brakes acquisition-related restructuring charges and other severance charges related to restructuring.

(2)	Fiscal 2017 Includes $20 million for the 13 week period related to intangible amortization expense from the Brakes acquisition, which is included in the results of the Brakes Group.

(3)	Fiscal 2017 $28 million for the 13 week period in accelerated depreciation associated with our revised business technology strategy. Also includes $4 million for the 13 week period related to professional fees on 3-year financial objectives and costs to convert to legacy systems in conjunction with our revised business technology strategy.

(4)	Fiscal 2017 Includes $9 million for the 13 week period related to transaction costs from the Brakes acquisition. Fiscal 2016 includes US Foods merger termination costs.

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Sysco Corporation and its Consolidated Subsidiaries

Non-GAAP Reconciliation (Unaudited)

Impact of extra week and Certain Items

(In Thousands, Except for Share and Per Share Data)

	52-Week Period Ended	53-Week Period Ended	Period Change in Dollars	Period %/bps Change
	Jul. 1, 2017	Jul. 2, 2016
U.S. Foodservice Operations

Sales (GAAP)	$37,604,698	$37,776,442	$(171,745)	-0.5%
Less 1 week fourth quarter sales	—	(728,270)	728,270	NM

Comparable sales using a 52 week basis (Non-GAAP)	$37,604,698	$37,048,173	$556,525	1.5%

Gross Profit (GAAP)	$7,556,392	$7,413,436	$142,956	1.9%
Less 1 week fourth quarter sales	—	(146,744)	146,744	NM

Comparable gross profit using a 52 week basis (Non-GAAP)	$7,556,392	$7,266,692	$289,700	4.0%

Gross Margin (GAAP)	20.09%	19.62%		47 bps
Less 1 week fourth quarter sales	0%	0.01%		NM

Comparable gross margin using a 52 week basis (Non-GAAP)	20.09%	19.61%		48 bps

Operating expenses (GAAP)	$4,664,780	$4,641,504	$23,276	0.5%
Impact of MEPP charge	(35,600)	—	(35,600)	NM
Impact of restructuring costs	(470)	(3,351)	2,881	-86.0%

Operating expenses adjusted for certain items (Non-GAAP)	$4,628,710	$4,638,153	$(9,443)	-0.2%
Less 1 week fourth quarter operating expenses	—	(88,323)	88,323	NM

Operating expenses adjusted for extra week (Non-GAAP)	$4,628,710	$4,549,830	$78,880	1.7%

Operating income (GAAP)	$2,891,612	$2,771,932	$119,680	4.3%
Impact of MEPP charge	35,600	—	35,600	NM
Impact of restructuring costs	470	3,351	(2,881)	-86.0%

Operating income adjusted for certain items (Non-GAAP)	$2,927,682	$2,775,283	$152,399	5.5%
Less 1 week fourth quarter operating income	—	(58,421)	58,421	NM

Operating income adjusted for extra week (Non-GAAP)	$2,927,682	$2,716,862	$210,820	7.8%

International Foodservice Operations

Sales (GAAP)	$10,613,059	$5,436,209	$5,176,850	95.2%
Gross Profit (GAAP)	2,275,819	938,942	1,336,877	NM
Gross Margin (GAAP)	21.44%	17.27%		417 bps

Operating expenses (GAAP)	$2,032,703	$761,783	$1,270,920	NM
Impact of restructuring costs (1)	(25,080)	(8,945)	(16,135)	NM
Impact of acquisition-related costs (2)	(78,273)	—	(78,273)	NM

Operating expenses adjusted for certain items (Non-GAAP)	$1,929,350	$752,838	$1,176,512	NM

Operating income (GAAP)	$243,116	$177,159	$65,957	37.2%
Impact of restructuring costs (1)	25,080	8,945	16,135	NM
Impact of acquisition-related costs (2)	78,273	—	78,273	NM

Operating income adjusted for certain items (Non-GAAP)	$346,469	$186,104	$160,365	86.2%

SYGMA
Sales (GAAP)	$6,178,909	$6,102,328	$76,581	1.3%
Gross Profit (GAAP)	471,155	455,981	15,174	3.3%
Gross Margin (GAAP)	7.63%	7.47%		15 bps

Operating expenses (GAAP)	$447,856	$428,512	$19,344	4.5%
Impact of restructuring costs	—	(102)	102	NM

Operating expenses adjusted for certain items (Non-GAAP)	$447,856	$428,410	$19,446	4.5%

Operating income (GAAP)	$23,299	$27,469	$(4,170)	-15.2%
Impact of restructuring costs	—	102	(102)	NM

Operating income adjusted for certain items (Non-GAAP)	$23,299	$27,571	$(4,272)	-15.5%

Sysco Corporation and its Consolidated Subsidiaries

Non-GAAP Reconciliation (Unaudited)

Impact of extra week and Certain Items

(In Thousands, Except for Share and Per Share Data)

	52-Week Period Ended	53-Week Period Ended	Period Change in Dollars	Period %/bps Change
	Jul. 1, 2017	Jul. 2, 2016
Other
Sales (GAAP)	$974,473	$1,051,939	$(77,466)	-7.4%
Gross Profit (GAAP)	261,408	240,566	20,842	8.7%
Gross Margin (GAAP)	26.83%	22.87%		396 bps

Operating expenses (GAAP)	$241,129	$207,980	$33,149	15.9%
Impact of restructuring costs	—	(167)	167	NM

Operating expenses adjusted for certain items (Non-GAAP)	$241,129	$207,813	$33,316	16.0%

Operating income (GAAP)	$20,279	$32,586	$(12,307)	-37.8%
Impact of restructuring costs	—	167	(167)	NM

Operating income adjusted for certain items (Non-GAAP)	$20,279	$32,753	$(12,474)	-38.1%

Corporate

Gross Profit (GAAP)	$(7,267)	$(8,453)	$1,186	-14.0%

Operating expenses (GAAP)	$1,117,868	$1,150,193	$(32,325)	-2.8%
Impact of restructuring costs (3)	(135,461)	(110,568)	(24,893)	22.5%
Impact of acquisition-related costs (4)	(23,776)	(35,614)	11,838	-33.2%

Operating expenses adjusted for certain items (Non-GAAP)	$958,631	$1,004,011	$(45,380)	-4.5%

Operating income (GAAP)	$(1,125,135)	$(1,158,646)	$33,511	-2.9%
Impact of restructuring costs (3)	135,461	110,568	24,893	22.5%
Impact of acquisition-related costs (4)	23,776	35,614	(11,838)	-33.2%

Operating income adjusted for certain items (Non-GAAP)	$(965,898)	$(1,012,464)	$46,566	-4.6%

Total Sysco

Sales (GAAP)	$55,371,139	$50,366,919	$5,004,219	9.9%
Gross Profit (GAAP)	10,557,507	9,040,472	1,517,035	16.8%
Gross Margin (GAAP)	19.07%	17.95%		112 bps

Operating expenses (GAAP)	$8,504,336	$7,189,972	$1,314,364	18.3%
Impact of MEPP charge	(35,600)	—	(35,600)	NM
Impact of restructuring costs (1) (3)	(161,011)	(123,134)	(37,877)	30.8%
Impact of acquisition-related costs (2) (4)	(102,049)	(35,614)	(66,435)	NM

Operating expenses adjusted for certain items (Non-GAAP)	$8,205,676	$7,031,225	$1,174,451	16.7%

Operating income (GAAP)	$2,053,171	$1,850,500	$202,671	11.0%
Impact of MEPP charge	35,600	—	35,600	NM
Impact of restructuring costs (1) (3)	161,011	123,134	37,877	30.8%
Impact of acquisition-related costs (2) (4)	102,049	35,614	66,435	NM

Operating income adjusted for certain items (Non-GAAP)	$2,351,831	$2,009,248	$342,584	17.1%

(1)	Fiscal 2017 includes Brakes acquisition-related restructuring charges and other severance charges related to restructuring.

(2)	Fiscal 2017 Includes $76 million for 52 week period related to intangible amortization expense from the Brakes acquisition, which is included in the results of the Brakes Group.

(3)	Fiscal 2017 $111 million for the 52 week period in accelerated depreciation associated with our revised business technology strategy. Also includes $22 million for the 52 week period related to professional fees on 3-year financial objectives and costs to convert to legacy systems in conjunction with our revised business technology strategy.

(4)	Fiscal 2017 Includes $24 million for the 52 week period related to transaction costs from the Brakes acquisition. Fiscal 2016 includes US Foods merger termination costs.

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Sysco Corporation and its Consolidated Subsidiaries

Non-GAAP Reconciliation (Unaudited)

Free Cash Flow

(In Thousands)

Free cash flow represents net cash provided from operating activities less purchases of plant and equipment and includes proceeds from sales of plant and equipment. Sysco considers free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business after the purchases and sales of buildings, fleet, equipment and technology, which may potentially be used to pay for, among other things, strategic uses of cash including dividend payments, share repurchases and acquisitions. However, free cash flow may not be available for discretionary expenditures, as it may be necessary that we use it to make mandatory debt service or other payments. Free cash flow should not be used as a substitute for the most comparable GAAP measure in assessing the company’s liquidity for the periods presented. An analysis of any non-GAAP financial measure should be used in conjunction with results presented in accordance with GAAP. In the table that follows, free cash flow for each period presented is reconciled to net cash provided by operating activities.

	52-Week Period Ended Jul. 1, 2017	53-Week Period Ended Jul. 2, 2016	52-Week Period Change in Dollars
Net cash provided by operating activities (GAAP)	$2,241,888	$1,933,142	$308,746
Additions to plant and equipment	(686,378)	(527,346)	(159,032)
Proceeds from sales of plant and equipment	23,715	23,511	204

Free Cash Flow (Non-GAAP)	$1,579,225	$1,429,307	$149,918